Exhibit 99.1

PERIODIC REPORT CERTIFICATION
of the Chief Executive Officer and Chief Financial Officer

I, Robert G. Richards, Chief Executive Officer of Irvine Sensors, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)    the Report of the Company on Form 10-K for the year ended September 29, 2002, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/    Robert G. Richards
Robert G. Richards
Chief Executive Officer
December 26, 2002

I, John J. Stuart, Jr., Chief Financial Officer of Irvine Sensors, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)    the Report of the Company on Form 10-K for the year ended September 29, 2002, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/    John J. Stuart, Jr.
John J. Stuart, Jr.
Chief Financial Officer
December 26, 2002